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                                                                     Exhibit 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
GE Life and Annuity Assurance Company:

   We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

   Our reports refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and goodwill and other intangible assets in 2002.

/s/ KPMG LLP

Richmond, Virginia
March 10, 2005